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                                                                   EXHIBIT 23(a)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

April 19, 1999

We consent to the incorporation by reference in the registration statement of The Scotts Company on Form S-8 of our report dated October 23, 1998 (except for
Note 20 as to which the date is December 15, 1998) on our audits of the consolidated financial statements and financial statement schedules of The Scotts Company and Subsidiaries as of September 30, 1998 and 1997, and for the three years ended September 30, 1998, 1997, and 1996, which report is included in the Annual Report on Form 10-K.

                                                /s/  PricewaterhouseCoopers LLP